BROKER-DEALER SALES AGREEMENT

Agreement dated as of ______________, 20___, by and among the Continental Assurance Company ("Insurer"), a Pennsylvania life insurance company, CNA
Investor Services Inc. ("Distributor"), an Illinois Corporation, and ____________________________________ ("Broker-Dealer"), a(n) _______________
Corporation.

                                    RECITALS:

A. Pursuant to an agreement with Distributor (the "Distribution Agreement"), the Insurer has appointed Distributor as the principal underwriter of the class or classes of variable insurance contracts identified in the Compensation Schedule 1 to this Agreement at the time that this Agreement is executed, and such other class or classes of variable insurance products that may be added to Schedule 1 ("Schedule") from time to time in accordance with Section 11 of this Agreement (each, a "Class of Contracts"; all such classes, the "Contracts"). Each Class of Contracts will be issued by Insurer through one or more separate accounts of Insurer ("Separate Accounts"). Pursuant to the Distribution Agreement, Insurer has authorized Distributor to enter into separate written agreements with broker-dealers. Collectively, the Insurer, Distributor, and Broker-Dealer are known as the Parties.

B. Broker-Dealer is engaged in the business of sales various investment products, including variable insurance products.

C. The Parties to this Sales Agreement ("Agreement") desire that Broker-Dealer be authorized to solicit applications for the sale of the Contracts, subject to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual promises and covenants hereinafter set forth, the Parties agree as follows:

1.       Definitions

(a) Registration Statement - With respect to each class of Contracts, the most recent effective registration statement(s) filed with the SEC or the most recent effective post-effective amendment(s) thereto, including financial statements included therein and all exhibits thereto.

(b) Prospectus - With respect to each Class of Contracts, the prospectus for such class of Contracts included within the Registration Statement for such Class of Contracts; provided, however, that, if the most recently filed prospectus filed pursuant to Rule 497 under the 1933 Act subsequent to the date on which the Registration Statement became effective differs from the prospectus on file at the time the Registration Statement became effective, the term "Prospectus" shall refer to the most recently filed prospectus filed under Rule 497 from and after the date on which it shall have been filed.

(c)  1933 Act - The Securities Act of 1933, as amended. --------

(d)  1934 Act - The Securities Exchange Act of 1934, as amended. --------

(e) 1940 Act - The Investment Company Act of 1940, as amended. --------

(f)  Agent  -  An  individual  associated  with  Selling  Broker-Dealer  who  is
     appointed   by  Insurer  as  an  agent  for  the   purpose  of   soliciting
     applications.

(g) Premium - A payment made under a Contract to purchase benefits under such Contract. -------

(h)  Service Center - The Insurer's service center identified in the Prospectus.
     --------------

(i)  SEC - The Securities and Exchange Commission. ---

(j)  NASD - The National Association of Securities Dealers, Inc. ----

2.       Authorization of Broker Dealer

(a) Pursuant to the authority granted to it in the Distribution Agreement, Distributor hereby authorizes Broker-Dealer under the securities laws, and Insurer hereby authorizes Broker-Dealer under the insurance laws, in a non-exclusive capacity, to sell the Contracts. Broker-Dealer accepts such authorization and shall use Broker-Dealer's best efforts to find purchasers for the Contracts in each case acceptable to Insurer. Distributor and Insurer acknowledge that Broker-Dealer is an independent contractor in the performance of its duties and obligations under this Agreement. Accordingly, Broker-Dealer is not obliged or expected to give full time and energies to the performance of its obligations hereunder, nor is Broker-Dealer obliged or expected to represent Distributor or Insurer exclusively. Nothing herein contained shall constitute Broker-Dealer, or any agents or representatives thereof as employees of Distributor or Insurer in connection with the solicitation of applications and Premiums for the Contracts.

(b) Broker-Dealer acknowledges that no territory is exclusively assigned hereunder, and that Insurer and Distributor may in their sole discretion establish or appoint one or more agencies in any jurisdiction in which Broker-Dealer transacts business.

(c) Broker-Dealer is vested under this Agreement with power and authority to select and recommend individuals associated with Broker-Dealer for appointment as agents of the Insurer ("Agents"), and only individuals so recommended by the Broker-Dealer shall become Agents, provided that the conditions of Section 3 are satisfied, and provided further that Insurer reserves the right to refuse to appoint any proposed agent or, once appointed, to terminate the same at any time with or without cause. Initial and renewal state appointment fees for Broker-Dealer and appointees of Broker-Dealer as Agents of Insurer will be paid by Insurer in accordance with its then-applicable requirements.

(d) Broker-Dealer shall not expend or contract for the expenditure of the funds of Distributor or Insurer, except as Distributor and Insurer may otherwise agree. Broker-Dealer shall pay all expenses incurred in the performance of this Agreement, unless otherwise specifically provided for in this Agreement or unless Distributor and Insurer shall have agreed in advance in writing to share the cost of any such expenses. Broker-Dealer shall not possess or exercise any authority on behalf of Insurer or Distributor other than that expressly conferred on the Broker-Dealer by this Agreement. In particular, and without limiting the foregoing, Broker-Dealer shall not have any authority, nor shall grant such authority to any Agent, on behalf of Insurer: to make, alter or discharge any Contract or other insurance policy or annuity entered into pursuant to a Contract; to waive any Contract forfeiture provision; to extend the time of paying any Premiums; or to receive any monies or Premiums from applicants for or purchasers of the Contracts (except for the sole purpose of forwarding monies or Premiums to Insurer).

(e)  Broker-Dealer   acknowledges  that  Insurer  has  the  right  in  its  sole discretion to reject any applications or Premiums received by it and to return or refund to an applicant such applicant's Premium.

3. Licensing and Registration of Broker-Dealer, and Agents (a) Broker-Dealer represents and warrants its status as a broker-dealer registered with the SEC under the 1934 Act, and as a member of the NASD. Broker-Dealer must, at all times when performing its functions and fulfilling their obligations under this Agreement, be duly registered as a broker-dealer under the 1934 Act and in each state or other jurisdiction in which Broker-Dealer intends to perform its functions and fulfill its obligations hereunder, and be a member in good standing of the NASD.

(b) Broker-Dealer represents and warrants its status as a licensed life insurance agent, where required, to solicit applications or receive commissions or percentages of commissions. Broker-Dealer must, at all times when performing its functions and fulfilling its obligations under this Agreement, be duly licensed to sell the Contracts in each state or other jurisdiction in which Broker-Dealer intends to perform its functions and fulfill its obligations hereunder. Alternately, in the case of insurance agent licenses, Broker-Dealer agrees it is associated with a licensed insurance agent in accordance with the terms and conditions of the SEC No. Action Letter, First of America Brokerage Services, Inc. (avail. Sept. 28,
     1995), or other similar No Action Letter obtained by Broker-Dealer.], is a member in good standing of the NASD, has obtained any other approvals, licenses, authorizations orders, or consent which are necessary to enter into a sales agreement and to perform its duties thereunder. Agencies so designated for the purposes of this paragraph shall be provided to Distributor under separate cover or under paragraph 18 of this Agreement.

(c) Broker-Dealer shall ensure that no individual shall offer or sell the Contracts on its behalf in any state or other jurisdiction in which the Contracts may lawfully be sold unless (i) such individual is an associated person of Broker-Dealer (as that term is defined in Section 3(a)(18) of the 1934 Act) and duly registered with the NASD and any applicable state securities regulatory authority as a registered person of Broker-Dealer qualified to sell the Contracts in such state or jurisdiction, (ii) duly licensed, registered or otherwise qualified to offer and sell the Contracts to be offered and sold by such individual under the insurance laws of such state or jurisdiction, and (iii) duly appointed by Insurer with respect to such Contracts and such state or jurisdiction. Broker-Dealer shall be solely responsible for background investigations of the Agents to determine their qualifications. All matters concerning the licensing of any individuals recommended for appointment by Broker-Dealer under any applicable state insurance law shall be a matter directly between Broker-Dealer and such individual, and Broker-Dealer shall furnish Insurer with proof of proper licensing of such individual or other proof, reasonably acceptable to Insurer, of satisfaction by such individual of licensing requirements prior to Insurer appointing any such individual as an Agent of Insurer. Broker Dealer shall notify Insurer and Distributor immediately upon termination (for any reason) of an Agent's association with Broker-Dealer.

(d) Without limiting the foregoing, Broker-Dealer represents that it is in compliance with the terms and conditions of letters issued by the Staff of the SEC with respect to the non-registration of an insurance agency associated with a registered broker-dealer.

(e) Broker-Dealer shall notify Insurer immediately in writing if Broker-Dealer fails to comply with any such terms and conditions in this Section 3.

4.       Broker-Dealer and Insurance Agent Compliance

(a) Broker-Dealer shall be responsible for securities training, supervision and control of the Agents in connection with their solicitation activities with respect to the Contracts and shall supervise Agents' compliance with applicable federal and state securities law and NASD requirements in connection with such solicitation activities.

(b) Broker-Dealer hereby represents and warrants that it is duly in compliance with all applicable federal and state securities laws and regulations, and all applicable insurance laws and regulations. Broker-Dealer shall carry out its obligations under this Agreement in continued compliance with such laws and regulations. Further, Broker-Dealer shall comply, and shall ensure that Agents comply, with the rules and procedures set forth in the Prospectus, and the rules set forth below, and Broker-Dealer shall be responsible for such compliance.

(i) Broker-Dealer and Agents shall not offer or attempt to offer the Contracts, nor solicit applications for the Contracts, nor deliver Contracts, in any state or jurisdiction in which the Contracts have not been approved for sale. For purposes of determining where the Contracts may be offered and applications solicited, Broker-Dealer will rely on written notification, as revised from time to time, received from Insurer pursuant to this Agreement.

(ii) Broker-Dealer and Agents shall not solicit applications for the Contracts without delivering the Prospectus for the Contracts, and, where required by state insurance law, the then-currently effective Statement of Additional Information for the Contracts, and the then-currently effective Prospectus(es) for the Fund(s).

(iii)Broker-Dealer and Agents shall not recommend the purchase of a Contract to an applicant unless each has reasonable grounds to believe that such purchase is suitable for the applicant in accordance with, among other things, applicable regulations of any state insurance regulatory authority, the SEC, and the NASD. While not limited to the following, a determination of suitability shall be based on information supplied by the applicant after a reasonable inquiry concerning the applicant's insurance and investment objectives, financial situation, needs, and shall entail a review by Broker-Dealer of all applications for suitability and completeness and correctness as to form on an internal record maintained by Broker-Dealer.

(iv) Broker-Dealer and all Agents shall accept initial Premiums in the form of a check or money order only if made payable to the Insurer and signed by the applicant for the Contract. Broker-Dealer or Agent shall not accept cash for Premiums.

                  (v) Broker-Dealer shall ensure that all checks and money orders and applications for the Contracts received by Broker-Dealer or an Agent shall be remitted promptly, and in any event not later than five business days after receipt, to the Service Center. In the event that any other Premiums are sent to an Agent or Broker-Dealer, rather than to the Service Center, Broker-Dealer or Agent shall promptly (and in any event, not later than five business days) remit such Premiums to the Service Center. Broker-Dealer acknowledges that if any Premium is held at any time by either of them, such Premium shall be held on behalf of Insurer, and Broker-Dealer shall segregate such Premium from their own funds and promptly (and in any event, not later than five business days) remit such Premium to the Insurer. All such Premiums, whether by check, money order or wire, shall at all times be the property of Insurer.

(vi) Upon issuance of a Contract by Insurer and delivery of such Contract to Agent, Agent shall promptly deliver such Contract to its purchaser. For purposes of this provision, "promptly" shall be deemed to mean not later than ten calendar days. Agent or Broker-Dealer shall return promptly to Insurer all receipts for delivered Contracts, all undelivered Contracts and all receipts for cancellation, in accordance with the instructions set forth in the Prospectus. As a result, if a purchaser exercises the right to examine (hereinafter "free look") provisions under a Contract, Agent shall indemnify Insurer for any loss incurred by Insurer that results from Agent's failure to deliver such Contract to its purchaser within the contemplated ten calendar day period.

(vii)Broker-Dealer and the Agents in connection with the offer or sale of the Contracts, shall not give any information or make any representations or statements, written or oral, concerning the Contracts, separate accounts, other than, or inconsistent with, information or representations contained in the Prospectuses, statements of additional information, and Registration Statements for the Contracts, or a Fund, or in reports or proxy statements therefor, or in promotional, sales or advertising material or other information supplied and approved in writing by Distributor and Insurer.

(c) Broker-Dealer understands, acknowledges, and represents that Contracts and Premiums thereunder shall not be solicited, offered, or sold in connection with any so-called "market timing" program, plan, arrangement, or service. Should Distributor or Insurer determine at its sole discretion that Broker-Dealer is soliciting, offering, selling, or has solicited, offered, or sold, Contracts subject to any so-called "market timing" program, plan, arrangement, or service, Distributor or Insurer may take such action which is necessary, at its sole discretion, to halt such solicitations, offers, or sales.

(d) Broker-Dealer shall promptly furnish to Insurer or its authorized agent any reports and information that Insurer may reasonably request for the purpose of meeting Insurer's reporting and record keeping requirements under the insurance laws of any state or under any applicable federal and state securities laws, rules or regulations.

(e) Broker-Dealer shall secure and maintain a fidelity bond (including coverage for larceny and embezzlement), issued by a reputable bonding company acceptable to the Insurer, covering all of its directors, officers, agents, and employees who have access to funds of Insurer or Distributor. This bond shall be maintained at Broker-Dealer's expense in at least the amount prescribed under the NASD Rules of Fair Practice. Broker-Dealer shall provide Distributor with a copy of said bond before executing this Agreement. In the alternative, Broker-Dealer may instead secure and maintain errors & omissions insurance ("E&O") in a form acceptable to the Insurer and Distributor covering Broker-Dealer and Agents. Broker-Dealer hereby assigns any proceeds received from a fidelity bonding company or under the E&O policy to Insurer or Distributor as their interest may appear, to the extent of Insurer's or Distributor's loss due to activities covered by the bond, policy or other liability coverage. If there is any deficiency amount, whether due to a deductible or otherwise, Broker-Dealer shall promptly pay such amounts on demand. Broker-Dealer hereby indemnifies and holds harmless Insurer and Distributor from any such deficiency and from the costs of collection thereof, including reasonable attorneys' fees. Insurer's written approval of the bond or the E&O policy shall not be unreasonably withheld.

(f) In order for Broker-Dealer and Agents to conform to applicable state and federal laws and regulations governing the privacy of consumer information, the Broker-Dealer shall conform, and shall ensure the Agents conform, to the following restrictions on the use and disclosure of personal consumer information

(i) Broker-Dealer and Agents shall keep confidential personal non-health information which is obtained directly or indirectly from or on behalf of Insurer (Insurer Consumer Information) and limit access to such information to those individuals with a purpose permitted herein.

(ii) Broker-Dealer and Agents shall not disclose or use Insurer Consumer Information except to provide, or assist Insurer in providing, a service or product requested or authorized by the consumer or to otherwise service the policy or to assist the Insurer in the marketing of the Insurer's own products or services, or the marketing of financial products or services offered jointly by the Insurer and one or more other financial institutions, provided, however, that Broker-Dealer and Agents shall only disclose such information for such purposes and only pursuant to an agreement that the recipient will keep such information confidential and not further use or disclose the information.


(iii)Broker-Dealer and Agents shall keep confidential and not disclose for any purpose, except as necessary in connection with the consumer's application for insurance or as authorized by the consumer, any personal health information about a consumer which is obtained directly or indirectly from or on behalf of the Insurer (Insurer Consumer Health Information).

(iv) Broker-Dealer and Agents shall implement security safeguards and take all other steps necessary to protect against unauthorized access to Insurer Consumer Information and/or Insurer Consumer Health Information and to protect against any anticipated threats or hazards to the security of such information. In the event that Broker-Dealer or Agent discloses Insurer Consumer Information and/or Insurance Consumer Health Information to a third party, consistent with the provisions of this Agreement, Broker-Dealer or Agent must first obtain the agreement of the third party to implement the security safeguards described in this Agreement with respect to such information.

(v) The obligations of the Broker-Dealer and Agents apply with respect to any Insurer Consumer Information and/or Insurer Consumer Health Information to which the Broker-Dealer or Agents have access at any time and by any method.


(vi) The Broker-Dealer and Agents shall not disclose or cause to be disclosed to the Insurer any personally identifiable financial or health information regarding a consumer unless and until an Insurer-approved application for insurance is completed by the consumer or, alternatively, unless and until Broker-Dealer or Agents obtain from the consumer an authorization permitting the disclosure of such information to the Insurer for its use and disclosure.


5.       Sales Materials

(a) During the term of this Agreement, Distributor and Insurer will provide Broker-Dealer without charge, with as many copies of Prospectuses (and any supplements thereto), current Fund prospectus(es) (and any supplements thereto), and applications for the Contracts, as Broker-Dealer may reasonably request. Upon termination of this Agreement, Broker-Dealer will promptly return to Distributor any Prospectuses, applications, Fund prospectuses, and other materials and supplies furnished by Distributor or Insurer to Broker-Dealer or to the Agents.

(b) During the term of this Agreement, Distributor will be responsible for providing and approving all promotional, sales and advertising material to be used by Broker-Dealer in the course of their solicitation activities hereunder. Distributor will file such materials or will cause such materials to be filed with the SEC, the NASD, state insurance departments, and/or with any state securities regulatory authorities, as appropriate. Broker-Dealer shall not use or implement, nor shall they allow any Agent to use or implement, any promotional, sales or advertising material relating to the Contracts or otherwise advertise the Contracts without the prior written approval of either Distributor or Insurer.

6.       Commissions and Expenses

(a) During the term of this Agreement, Insurer shall pay to Broker-Dealer as compensation for Contracts for which it is the Broker-of-Record, the commissions and fees set forth in the Schedule to this Agreement, and such Schedule may be amended or modified at the exclusive discretion of the insurer, upon thirty (30) days prior notice. Any amendment to Schedule will be applicable to any Contract for which an application or Premium is received by the Service Center on or after the effective date of such amendment or which is in effect after the effective date of such amendment. Compensation with respect to any Contract shall be paid to Broker-Dealer only for so long as Broker-Dealer is the Broker-of-Record for such Contract.

(b) Broker-Dealer recognizes that all compensation payable to Broker-Dealer hereunder will be disbursed by or on behalf of Insurer after Premiums are received and accepted by Insurer and that no compensation of any kind other than that described in this Agreement is payable to Broker-Dealer for the performance of its obligations hereunder.

(c) Refund of Compensation. No compensation shall be payable, and Broker-Dealer agrees to reimburse Distributor for any compensation paid to Broker-Dealer or its representatives under each of the following conditions: (i) if Insurer, in its sole discretion, determines not to issue the Contact applied for; (ii) if Insurer refunds the Premiums upon the applicant's surrender or withdrawal pursuant to any "free-look" privilege; (iii) if Insurer refunds the Premiums paid by applicant as a result of a complaint by applicant, recognizing that Insurer has sole discretion to refund Premiums; or (iv) if Insurer determines that any person signing an application who is required to be licensed or any other person or entity receiving compensation for soliciting purchase of the Contracts is not duly licensed to sell the Contracts in the jurisdiction of such sale or attempted sale.

(d) Compensation of Broker-Dealers and Agents. Broker-Dealer agrees that in the event the Broker-Dealer ceases to be validly licensed or registered, Broker-Dealer shall not receive any compensation based on any Contract or on premiums or purchase payments thereafter received by Insurer from such former broker-dealer or Agent's customers.

(e) Indebtedness and Right of Setoff. Nothing contained herein shall be construed as giving Broker-Dealer or any Agent the right to incur any indebtedness on behalf of Insurer or Distributor. Broker-Dealer hereby authorizes Insurer and Distributor to set off liabilities of Broker-Dealer to Insurer and Distributor against any and all amounts otherwise payable to Broker-Dealer. Broker-Dealer represents that no commissions or other compensation will be paid for services rendered in soliciting the purchase of the contracts by any person or entity not duly registered or licensed by the required authorities and appointed by Insurer to sell the Contract in the state in which such solicitation occurred; provided however, that this provision shall not prohibit the payment of compensation of the surviving spouse or other beneficiary of a person entitled to receive such compensation pursuant to a bona fide contract calling for such payment.

7. Interests in Agreement. Agents shall have no interest in this Agreement or right to any commissions to be paid to Broker-Dealer. Broker-Dealer shall be solely responsible for the payment of any commission or consideration of any kind to Agents. Broker-Dealer shall be solely responsible under applicable tax laws for the reporting of compensation paid to Agents. The Broker-Dealer shall have no right to withhold or deduct any commission from any Premiums in respect of the Contracts which it may collect, subject to Schedule to this Agreement. Broker-Dealer shall have no interest in any compensation paid by Insurer to Distributor now or hereafter, in connection with the sale of any Contracts hereunder.

8. Term and Exclusivity of Agreement. This Agreement may not be assigned except by written mutual consent of the Parties and shall continue for an indefinite term, subject to the termination by any party by ten-days' advance written notice to the other parties, except that in the event Distributor or Broker-Dealer ceases to be a registered broker-dealer or a member of the NASD, this Agreement shall immediately terminate.

9.       Complaints and Investigations

(a) Distributor, Insurer and Broker-Dealer each shall cooperate fully in any securities or insurance regulatory investigation or proceeding or judicial proceeding arising in connection with the Contracts marketed under this Agreement ("Customer Complaint"). Broker-Dealer will be notified promptly of any customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by Distributor or Insurer with respect to Broker-Dealer or any Agent; and Broker-Dealer will promptly notify Distributor and the Insurer of any written customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by Broker-Dealer in connection with this Agreement or any Contract.

(b) In the case of a Customer Complaint, Distributor, Insurer, Broker-Dealer will cooperate in investigating such complaint and any response by Broker-Dealer or Agent to such Customer Complaint will be sent to Distributor for approval not less than five business days prior to its being sent to the customer or regulatory authority, except that if a more prompt response is required, the proposed response shall be communicated by telephone or facsimile.

10. Modification of Agreement. This Agreement supersedes all prior agreements, either oral or written, between the parties relating to the Contracts and, except for any amendment of the Schedule pursuant to the terms of Section 6 hereof, may not be modified in any way unless by written agreement signed by all of the Parties.

11.      Indemnification

         (a) Broker-Dealer shall indemnify and hold harmless Distributor and Insurer and each person who controls or is associated with Distributor or Insurer within the meaning of such terms under the federal securities laws, and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon:

(i) violation(s) by the Broker-Dealer or an Agent of federal securities law or regulation(s), insurance law or regulation(s), or any rule or requirement of the NASD;

(ii) any unauthorized use of promotional, sales or advertising material, any oral or written misrepresentations, or any unlawful sales practices concerning the Contracts, by Broker-Dealer or an Agent;

(iii)claims by the Agents or other agents or representatives of Broker-Dealer for commissions or other compensation or remuneration of any type;

(iv) any failure on the part of Broker-Dealer or an Agent to submit Premiums or applications to Insurer, or to submit the correct amount of a Premium, on a timely basis and in accordance with this Agreement, the Prospectus, or applicable law;

(v) any failure on the part of Broker-Dealer, or an Agent to deliver Contracts to purchasers thereof on a timely basis and in accordance with this Agreement or the Prospectus; or

(vi) a breach by Broker-Dealer of any provision of this Agreement.

(vii)claims by customers for losses associated with or caused by so-called "Market Timing" trades.

This indemnification will be in addition to any liability which Broker-Dealer may otherwise have.

(b) Distributor and Insurer, jointly and severally, shall indemnify and hold harmless Broker-Dealer and each person who controls or is associated with the Broker-Dealer within the meaning of such terms under the federal securities laws, and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, NASD rule or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any breach by Distributor or Insurer of any provision of this Agreement. This indemnification will be in addition to any liability which Distributor and Insurer, jointly and severally, may otherwise have.

(c) The indemnification provisions contained in this Section 11 shall remain operative in full force and effect, regardless of any termination of this Agreement. A successor by law of Distributor or Insurer, as the case may be, shall be entitled to the benefits of the indemnification provisions contained in this Section 11. After receipt by a party entitled to indemnification ("indemnified party") under this Section 11 of notice of the commencement of any action, if a claim in respect thereof is to be made against any person obligated to provide indemnification under this Section 11 ("indemnifying party"), such indemnified party will notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, provided that the omission so to notify the indemnifying party will not relieve it from any liability under this
     Section 11, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. The indemnifying party, upon the request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless
     (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if such proceeding is settled with such consent or if final judgment is entered in such proceeding for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment

12. Rights, Remedies, & Obligations Cumulative. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the Parties hereto are entitled to under state and federal laws. Failure of a party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waver.

13.  Notices.  All  notices  hereunder  are to be made in  writing  and shall be given:
-------

If to Insurer and/or Distributor:         Stephanie R. Sledge
                                          Continental Assurance Company
                                          100 CNA Drive
                                          Nashville TN  37214
                                          Stephanie R. Sledge, Vice-President
                                          CNA Investor Services, Inc.
                                          100 CNA Drive
                                          Nashville TN  37214


if to Broker-Dealer, to:
-----------------------------------------------------
or such other address as such party may hereafter specify in writing. Each such notice to a party shall be either hand delivered or transmitted by registered or certified United States mail with return receipt requested, or by overnight mail by a nationally recognized courier, and shall be effective upon delivery.

14. Interpretation, Jurisdiction, Etc. This Agreement shall be construed and its provisions interpreted under and in accordance with the laws of the State of Illinois.

15. Headings. The headings in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

16. Counterparts. This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.

17. Severability. This is a severable Agreement. In the event that any provision of this Agreement would require a party to take action prohibited by applicable federal or state law or prohibit a party from taking action required by applicable federal or state law, then it is the intention of the parties hereto that such provision shall be enforced to the extent permitted under the law, and, in any event, that all other provisions of this Agreement shall remain valid and duly enforceable as if the provision at issue had never been a part hereof.

18. Agencies. Broker-Dealer hereby designates the following insurance agencies as associated with broker-dealer in conformity with the requirements of Paragraph 3(b):



---------------------------------------------- ---------------------------------


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.





Insurer:        The Continental Assurance Company


Print Name:
           ------------------------------------------------------------


Signature:
           ------------------------------------------------------------


Title:

      -----------------------------------------------------------------





Distributor:    CNA Investor Services, Inc.


Print Name:
           ------------------------------------------------------------


Signature:
          -------------------------------------------------------------


Title:
       ----------------------------------------------------------------






Broker-Dealer:
              ---------------------------------------------------------


Print Name:
           ------------------------------------------------------------


Signature:
          -------------------------------------------------------------


Title:
       ----------------------------------------------------------------